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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated March 10, 2010, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Kratos Defense & Security Solutions, Inc. on Form 10-K for the year ended December 27, 2009. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Kratos Defense & Security Solutions, Inc. on Form S-3 (File No. 333-161340, effective August 14, 2009) and on Forms S-8 (File No. 333-90455, effective November 5, 1999, File No. 333-54818, effective February 1, 2001, File No. 333-71702, effective October 17, 2001, File No. 333-91852, effective July 2, 2002, File No. 333-116903, effective June 28, 2004, File No. 333-124957, effective May 16, 2005, File No. 333-127060, effective August 1, 2005, File No. 333-155317, effective November 12, 2008 and File No. 333-157826, effective March 10, 2009).

/s/ GRANT THORNTON LLP

San Diego, California
March 10, 2010

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM